AMENDMENT NO. 1

TO

LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (as amended, restated or supplemented from time to time, this “Amendment”) is entered into as of September 30, 2010, by and among UMAMI SUSTAINABLE SEAFOOD INC., a Nevada corporation (“Borrower”), and Atlantis Group hf, a company formed under the laws of the republic of Iceland (“Lender”).

BACKGROUND

Borrower and Lender are parties to a Loan Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender provide Borrower with certain financial accommodations.

Borrower has requested that Lender amend the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.      Amendment to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)          The defined term “Final Repayment Date set forth in Section 1.1 is amended in its entirety to provide as follows:

“Final Repayment Date” means June 30, 2012.

(b)          Section 6.1(a) of the Loan Agreement is amended in its entirety to provide as follows:

“(a)         This Loan Facility Agreement is valid until June 30, 2012, which is the final repayment day.”

(c)          Section 4.1(c)(i) is amended in its entirety to provide as follows:

“(i)           Security in the for of pledge of biomass, shares in the Borrower’s subsidiaries or of fixed assets, all subject to acceptance by Lender, provided, however, that Borrower shall not be required to grant a security interest on any assets which have been or are to be pledged to UTA Capital LLC or Seaside 88, LP or any of their affiliates.”

(d)          Section 6.1(b) of the Loan Agreement is amended in its entirety to provide as follows:

“(b)         Subject to the terms of a subordination agreement dated as of September 30, 2010 between Lender and UTA Capital LLC (the “Subordination Agreement”), the Borrower commits himself to utilise any cash that it will raise after the signing of this agreement, may it be by borrowing or from the proceeds from sale of shares of the Borrower under the terms of the offering, to pay the outstanding debt under this Credit facility to the Lender.”

(e)          Section 7.3 is amended by adding the following clause (d) at the end thereof:

“(d)         Any prepayment under this Section 7.3 shall be subject to the terms of the Subordination Agreement.”

(f)           Section 18(c) is amended in its entirety to provide as follows:

“(c)         Ranking of Liabilities: Ensure that its liabilities under the Finance Documents will constitute its direct and unconditional obligations and rank in priority to all its other present and future indebtedness (except for indebtedness ranking equally or entitled to priority by operation of law or the Senior Debt (as defined in the Subordination Agreement));”

3.    Representations and Warranties.  Borrower hereby represents and warrants that to the best of Borrowers’ knowledge, no Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

4.    Effect on the Loan Agreement.

(a)   Each reference in the Loan Agreement, as applicable, to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby.

(b)   Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)   Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

5.    Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of Iceland.

6.    Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.    Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

UMAMI SUSTAINABLE SEAFOOD INC.

By:
Name: Oli Valur Steindorsson
Title: Chief Executive Officer

ATLANTIS GROUP hf.

By:
Name:
Title